Exhibit 5.1

4801 Main Street, Suite 1000

Kansas City, MO 64112

Main: 816.983.8000

Fax: 816.983.8080

November 21, 2011

Kansas City Southern

427 West 12th Street

Kansas City, MO 64105

Re:	The Kansas City Southern / Kansas City Southern Railway Company Registration Statement on Form S-3

Ladies and Gentlemen:

We are special legal counsel to Kansas City Southern, a Delaware corporation (“KCS”), Kansas City Southern Railway Company, a Missouri corporation and wholly owned subsidiary of KCS (“KCSR”), and each of the wholly owned subsidiaries listed on the Registration Statement (the “Guarantors”), and have represented KCS, KCSR and the Guarantors in connection with the preparation and filing of the Registration Statement on Form S-3 (as amended, the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), shares of KCS common stock, par value $.01 per share (the “Common Stock”), shares of KCS preferred stock, par value $1.00 per share (the “Preferred Stock”), stock purchase contracts and stock purchase units (collectively, “Stock Purchase Contracts”), warrants to purchase equity or debt securities (the “Warrants”) and debt securities (“Debt Securities”) and related guarantees (“Guarantees”) of KCS and KCSR (collectively the Common Stock, Preferred Stock, Stock Purchase Contracts, Warrants, Debt Securities and Guarantees are referred to as the “Securities”). The Securities may be issued from time to time pursuant to Rule 415 under the Securities Act.

In connection with the foregoing, we have examined such documents, corporate records and matters of law as we have deemed necessary or appropriate in connection with these opinions.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than KCS, KCSR, any Guarantor, their directors and officers, had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that were not independently established or

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November 21, 2011

verified, we have relied upon oral or written statements and representations of officers and other representatives of KCS, KCSR, any Guarantor and others. With respect to the actions to be taken subsequent to the date hereof by the Board of Directors of KCS, KCSR, any Guarantor (a “Board”) or an authorized committee thereof, we have assumed that such actions will be taken at duly called meetings with a quorum of directors or committee members, as the case may be, present and acting throughout, or by unanimous written consent of all directors or committee members, as the case may be. We have assumed that the form of certificate or other instrument or document to be issued after the date hereof representing the Securities to be issued under the Registration Statement will conform in all respects to the requirements applicable under the Delaware General Corporation Law (the “DGCL”) or the laws of the State of Missouri. We have also assumed that each of the Guarantors (i) has the power and authority to enter into and perform its obligations under its Guarantee and will have duly authorized, executed and delivered the applicable indenture and Guarantee in accordance with the laws of the jurisdiction of its organization, and (ii) that neither entering into or performing its Guarantee is in contradiction of its organizational documents or the applicable laws of the jurisdiction of formation of the respective Guarantors.

The opinions expressed above are limited to matters governed by Federal securities laws, the DGCL, the laws of the State of Missouri and, as to the Debt Securities and Guarantees constituting valid and legally binding obligations of KCS, KCSR or any Guarantor, solely with respect to the laws of the State of New York. We express no opinion with respect to the applicability thereto, or the effect thereon of the laws of any other jurisdiction. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to the shares of Common Stock, upon (i) the Board or an authorized committee thereof having duly authorized a designated number of shares of Common Stock for issuance at a minimum price or value of consideration to be set by the Board or an authorized committee thereof (such consideration to be not less than the par value per share), and (ii) such shares of Common Stock having been issued and delivered against payment of the consideration therefore as set by the Board or an authorized committee thereof, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2. With respect to the shares of Preferred Stock, upon (i) the Board or an authorized committee thereof having duly authorized and set the terms for a designated number of shares of Preferred Stock for issuance at a minimum price or value of consideration to be set by the Board or an authorized committee thereof (such consideration to be not less than the par value per share), (ii) all necessary filings having been made under the DGCL with respect to the Preferred Stock, and (iii) such shares of Preferred Stock having been issued and delivered against payment

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November 21, 2011

of the consideration therefore as set by the Board or an authorized committee thereof, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3. With respect to the Warrants, upon (i) the Board or an authorized committee thereof having taken the corporate action necessary to authorize the Warrants, (ii) the warrant agreement relating to the Warrants having been duly authorized, executed and delivered, (iii) the terms of the Warrants and of their issuance and sale having been duly established in conformity with the applicable warrant agreement and not violating any applicable law or resulting in a default under or breach of any agreement or instrument binding upon the Company and complying with any requirement or restriction imposed by any court or governmental body having jurisdiction over KCS, (iv) the Warrants having been duly executed and countersigned in accordance with the applicable warrant agreement and issued and sold as contemplated by the Registration Statement and (v) KCS having received the consideration provided for by the Board or an authorized committee thereof, the Warrants will constitute valid and legally binding obligations of the Company.

4. With respect to the Stock Purchase Contracts, upon (i) the Board or an authorized committee thereof having taken the corporate action necessary to authorize the Stock Purchase Contracts, (ii) the agreement relating to the Stock Purchase Contracts having been duly authorized, executed and delivered, (iii) the terms of the Stock Purchase Contracts and of their issuance and sale having been duly established in conformity with the applicable agreement and not violating any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and complying with any requirement or restriction imposed by any court or governmental body having jurisdiction over KCS, (iv) the Stock Purchase Contracts have been duly executed and countersigned in accordance with the applicable agreement and issued and sold as contemplated by the Registration Statement and (v) KCS having received the consideration provided for by the Board or an authorized committee thereof, the Stock Purchase Contracts will constitute valid and legally binding obligations of the Company.

5. With respect to the Debt Securities, upon (i) the Board or an authorized committee thereof having taken the corporate action necessary to determine the rights and other terms of the Debt Securities and duly authorizing the issuance and delivery of the Debt Securities (the “Debt Securities Authorization”), (ii) the establishment by the relevant debt agreement (the “Debt Agreement”) if applicable, (iii) such Debt Securities Authorization having been duly authenticated by the trustee, (iv) the indenture applicable to any issuance of Debt Securities having been duly qualified under the Trust Indenture Act, and (v) such Debt Securities having been duly executed and delivered on behalf of KCS or KCSR against payment therefore in accordance with the terms of the Debt Securities Authorization, any applicable underwriting agreement, an indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement, the prospectus and the related prospectus supplement(s), such Debt

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Securities will constitute binding obligations of KCS or KCSR enforceable in accordance with their terms, except as may be limited by the Exceptions (as defined below).

6. With respect to the Guarantees, upon (i) the Board or an authorized committee thereof having taken the corporate action necessary to determine the rights and other terms of the Guarantees and duly authorizing the issuance and delivery of the Guarantees (the “Guarantees Authorization”), (ii) the establishment by the relevant debt agreement (the “Debt Agreement”) if applicable, (iii) such Guarantees Authorization having been duly authenticated by the trustee, (iv) the indenture applicable to any issuance of Guarantees having been duly qualified under the Trust Indenture Act, and (v) such Guarantees having been duly executed and delivered on behalf of KCS, KCSR or any Guarantor against payment therefore in accordance with the terms of the Guarantees Authorization, any applicable underwriting agreement, an indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement, the prospectus and the related prospectus supplement(s), such Guarantees will constitute binding obligations of KCS, KCSR or any Guarantor, as applicable, enforceable in accordance with their terms, except as may be limited by the Exceptions (as defined below).

To the extent that the obligations of KCS, KCSR or any Guarantor under the indentures may be dependent upon such matters, we assume for purposes of the opinion set forth in paragraph 5 and 6 above that the trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the trustee is duly qualified to engage in the activities contemplated by the indenture; that the indenture has been duly authorized, executed and delivered by the trustee and constitutes the legally valid and binding obligation of the trustee enforceable against the trustee in accordance with its terms; that the trustee is in compliance, with respect to acting as a trustee under the indenture, with all applicable laws and regulations; and that the trustee has the requisite organizational and legal power and authority to perform its obligations under the indenture. We further assume that the status of the Debt Securities or Guarantees as binding obligations of KCS, KCSR or any Guarantor will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

The opinions expressed in paragraphs 5 and 6 above shall be understood to mean only that if there is a default in performance of an obligation, (i) failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth in the opinion, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

In addition, the opinions expressed herein are subject to the following assumptions, exceptions, limitations, qualifications and comments (the “Exceptions”):

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1.

Our opinions are subject, in each case, to (a) bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability relating to or affecting creditors’ rights from time to time in effect and judicially developed doctrines relevant to the foregoing laws, such as substantive consolidation of entities; (b) application of general principles of equity (regardless of whether considered in proceedings in equity or at law) and the discretion of the court before which any proceedings therefore may be brought; (c) standards of commercial reasonableness and the implied covenant of good faith; and (d) public policy. The opinions in this letter do not include any opinion as the enforceability of (a) any waiver of jury trial; (b) a remedy under certain circumstances where another remedy has been elected; (c) the right of a creditor to use force or cause a breach of the peace in enforcing rights; and (d) the balance of the Debt Securities or Guarantees where part of the Debt Securities or Guarantees may be unenforceable under circumstances in which the unenforceable portion is an essential part of the agreed upon exchange.

2.	We express no opinion as to whether a federal or state court outside New York would give effect to the choice of New York law or choice of forum provided for in the indenture.

3.	We express no opinion with respect to the lawfulness or enforceability of:

(i)

Provisions relating to delay or omission of enforcement of rights or remedies, waivers of defenses, or waivers of benefits of any usury, appraisement, valuation, stay, extension, moratorium, redemption, statutes of limitation or other non-waivable benefits bestowed by operation of law;

(ii)

Exculpation provisions, provisions relating to releases of unmatured claims, provisions purporting to waive immaterial rights, severability provisions and provisions similar in substance and nature to those described in the foregoing clause (i) and this clause (ii), insofar as any of the foregoing are contained in the indenture;

(iii)	Any power of attorney;

(iv)

Indemnification or contribution provisions to the extent they purport to relate to liabilities from or based upon negligence or any violation of, or relate to rights of contribution or indemnification that are violative of, any law, rule or regulation or the public policy underlying any law, rule or regulation (including any federal, state or foreign securities law, rule or regulation); and

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(v)

Notwithstanding anything to the contrary in this opinion, we express no opinion as to the enforceability against the Company or the Guarantors of the indenture, the Debt Securities or the Guarantees to the extent the foregoing may fail to be enforceable due to the fact that the Foreign Guarantors are not organized under the laws of the United States or of any State thereof, although as of the date of this opinion we are not aware of any limitation on enforceability arising from such fact.

4.	We express no opinion as to the effect on the Debt Securities or the Guarantees, or on the opinions expressed herein, of any fraudulent conveyance laws.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Sincerely,

/S/ HUSCH BLACKWELL LLP

HUSCH BLACKWELL LLP